UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2017 (February 9, 2017)

MeetMe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Union Square Drive New Hope, Pennsylvania	18938
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 862-1162

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 9, 2017, the Board of Directors (the “Board”) of MeetMe, Inc., a Delaware corporation (the “Company”), determined that the Company’s 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”) will be held on Friday, May 5, 2017, at a time and location to be determined. On February 9, 2017, the Board also determined that the record date for the determination of stockholders entitled to receive notice of, and to vote at, the 2017 Annual Meeting shall be the close of business on Monday, March 13, 2017. Because the date of the 2017 Annual Meeting differs by more than thirty (30) calendar days from the anniversary date of the 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”), which was held on December 16, 2016, the Company is providing this information in accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Bylaws Advance Notice Deadline for Submission of Stockholder Proposals and Director Nominations

Pursuant to the Company’s Amended and Restated Bylaws (the “Bylaws”), since the 2017 Annual Meeting is being advanced by more than thirty (30) calendar days, the deadline for stockholder proposals submitted outside of Rule 14a-8 of the Exchange Act and director nominations is determined based on the date that is the later of (i) the close of business on the ninetieth (90th) calendar day prior to such annual meeting (which date was February 4, 2017), or (ii) the close of business on the tenth (10th) calendar day following the day on which public disclosure of the date of such annual meeting was first made by the Company (which date of first public disclosure is February 10, 2017 and the tenth (10th) calendar day thereafter is February 20, 2017)). As this report represents the Company’s first public disclosure of the date of the 2017 Annual Meeting, to be considered timely, stockholder proposals submitted outside of Rule 14a-8 of the Exchange Act and director nominations, in each case intended to be brought before the 2017 Annual Meeting, must be received on or before the close of business on Monday, February 20, 2017, and must be directed to the Company’s Secretary at our corporate offices at MeetMe, Inc., Attention: Corporate Secretary, 100 Union Square Drive, New Hope, Pennsylvania 18938. Such stockholder proposals and director nominations must also comply with the advance notice provisions contained in Article I, Section 13, and Article II, Section 16 of the Bylaws.

In addition, in order for any stockholder proposals submitted outside of Rule 14a-8 of the Exchange Act to be considered "timely" for purposes of Rule 14a-4(c) of the Exchange Act, the proposal must be received at our principal executive offices not later than February 20, 2017.

The foregoing summary of the advance notice provisions contained in the Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Bylaws which have been filed with the SEC as Exhibit 3.1 to a Form 8-K filed on December 23, 2016 and stockholders are urged to read the complete text of such advance notice provisions.

Rule 14a-8 Deadline for the Submission of Stockholder Proposals

As noted above, the 2017 Annual Meeting date represents a change of more than thirty (30) calendar days from the anniversary date of the 2016 Annual Meeting. As a result, pursuant to Rule 14a-8 under the Exchange Act, a new deadline will apply for the receipt of any stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act for inclusion in the Company’s proxy materials for the 2017 Annual Meeting. Pursuant to Rule 14a-8(e)(2) under the Exchange Act, such proposals must be received on or before the close of business on Friday, March 10, 2017, which the Company has determined to be a reasonable time before it expects to begin to print and distribute its proxy materials. Such proposals must be directed to the Company’s Secretary at our corporate offices at MeetMe, Inc., Attention: Corporate Secretary, 100 Union Square Drive, New Hope, Pennsylvania 18938. Such proposals also need to comply with Rule 14a-8 of the Exchange Act and the interpretations thereof, and may be omitted if not in compliance with applicable requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEETME, INC.

Date: February 10, 2017	By: /s/ Geoffrey Cook
Name: Geoffrey Cook
Title: Chief Executive Officer